UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2020

_______________________________

BioCryst Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2020, BioCryst Pharmaceuticals, Inc. (the "Company") entered into an amendment (the "Amendment") to its contract dated September 1, 2018 with the Department of Health and Human Services ("HHS") for the procurement of the Company's approved antiviral influenza therapy, RAPIVAB(R) (peramivir injection).  Pursuant to the Amendment, HHS exercised Option Period 2 under the contract to purchase an additional 10,000 doses of RAPIVAB during the period of September 1, 2020 through August 31, 2021 for a total price of approximately $6.9 million.  This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding sales of RAPIVAB.  These statements involve known and unknown risks, uncertainties, and other factors which may cause actual sales to be materially different from those expressed or implied by the forward-looking statements.  These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Some of the factors that could affect the forward-looking statements contained herein include:  the U.S. government may purchase smaller quantities of RAPIVAB than currently anticipated, or none at all; the Company relies on third-party manufacturers to manufacture RAPIVAB in a timely manner and in accordance with applicable governmental regulations, and any failure of such third-party manufacturers to perform their obligations could impact the Company's ability to supply RAPIVAB pursuant to the government contract; government contracts contain certain terms and conditions, including termination provisions, that subject the Company to additional risks; and the ongoing COVID-19 pandemic, which could create challenges in all aspects of the Company's business, including without limitation delays, stoppages, difficulties, and increased expenses with respect to the Company's and its partners' supply chains, negatively impact the Company's ability to access the capital or credit markets to finance its operations, or have the effect of heightening the other risks described herein or in the documents the Company files periodically with the Securities and Exchange Commission.  Please refer to the documents the Company files periodically with the Securities and Exchange Commission, specifically the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in the Company's forward-looking statements.

Item 8.01. Other Events.

On September 3, 2020, the Company issued a news release announcing the events described in Item 1.01 of this Current Report on Form 8-K. A copy of the news release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment, dated August 31, 2020, to the Contract dated September 1, 2018 between BioCryst Pharmaceuticals, Inc. and the Department of Health and Human Services

99.1	Press release dated September 3, 2020 entitled "U.S. Government Exercises Option to Purchase Additional RAPIVAB(R) from BioCryst for Delivery to Strategic National Stockpile"

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: September 3, 2020	By:	/s/ Alane Barnes
Alane Barnes
Senior Vice President and Chief Legal Officer